INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2022 RESULTS

— — —

GAAP DILUTED EPS OF $0.97, ADJUSTED1 EPS OF $1.08
GAAP NET REVENUES OF $790 MILLION, ADJUSTED NET REVENUES OF $847 MILLION

GREENWICH, CONN, October 18, 2022 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, announced results for the quarter ended September 30, 2022.

Reported diluted earnings per share were $0.97 for the current quarter and $1.08 as adjusted. For the year-ago quarter, reported diluted earnings per share were $0.43 and $0.78 as adjusted.

Reported net revenues were $790 million for the current quarter and $847 million as adjusted. For the year-ago quarter, reported net revenues were $464 million and $650 million as adjusted.

Reported income before income taxes was $523 million for the current quarter and $580 million as adjusted. For the year-ago quarter, reported income before income taxes was $234 million and $420 million as adjusted.

Financial Highlights
(All comparisons are to the year-ago quarter.)

•	Commission revenue increased 3% to $320 million on higher customer futures trading volume and higher options commission per contract, tempered by lower stock volume.

•	Net interest income increased 73% to $473 million on higher benchmark interest rates and customer credit balances, partially offset by a decline in margin lending balances.

•
Other income increased $122 million to a loss of $48 million. This increase was mainly comprised of a $171 million lesser loss related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), partially offset by $37 million related to our currency diversification strategy and $7 million related to trading activities.

•	Reported pretax profit margin was 66% for the current quarter and 68% as adjusted. For the year-ago quarter, reported pretax margin was 50% and 65% as adjusted.

•	Total equity of $10.9 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on December 14, 2022, to shareholders of record as of December 1, 2022.

1 See the reconciliation of non-GAAP financial measures starting on page 9.

Business Highlights
(All comparisons are to the year-ago quarter.)

•	Customer accounts increased 31% to 2.01 million.
•	Customer equity decreased 19% to $287.1 billion.
•	Total DARTs[2] decreased 15% to 1.92 million.
•	Cleared DARTs decreased 15% to 1.71 million.
•	Customer credits increased 10% to $94.7 billion.
•	Customer margin loans decreased 19% to $40.5 billion.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy decreased our comprehensive earnings by $163 million, as the U.S. dollar value of the GLOBAL decreased by approximately 1.46%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $40 million) and (2) Other Comprehensive Income (loss of $123 million).

Conference Call Information:

Interactive Brokers Group, Inc. will hold a conference call with investors today, October 18, 2022, at 4:30 p.m. ET to discuss its quarterly results. Members of the public who would like to listen to the conference call should register at https://register.vevent.com/register/BId2b20dea2a3343ec87ad7f87670ee43b to obtain the dial-in details. The number should be dialed approximately ten minutes prior to the start of the conference call. The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 150 markets in numerous countries and currencies, from a single unified platform to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. For the fifth consecutive year, Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its March 25, 2022, Best Online Brokers Review.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, investor-relations@ibkr.com or Media: Rob Garfield, media@ibkr.com.

2 Daily average revenue trades (DARTs) are based on customer orders.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in millions, except share and per share data)

Revenues:
Commissions	$320	$311	$991	$1,030
Other fees and services	45	49	141	160
Other income (loss)	(48)	(170)	(144)	68
Total non-interest income	317	190	988	1,258

Interest income	783	325	1,575	1,022
Interest expense	(310)	(51)	(472)	(169)
Total net interest income	473	274	1,103	853
Total net revenues	790	464	2,091	2,111

Non-interest expenses:
Execution, clearing and distribution fees	86	61	234	183
Employee compensation and benefits	112	98	335	291
Occupancy, depreciation and amortization	23	19	68	58
Communications	8	8	25	24
General and administrative	37	44	117	138
Customer bad debt	1	-	3	3
Total non-interest expenses	267	230	782	697

Income before income taxes	523	234	1,309	1,414
Income tax expense	40	28	100	116
Net income	483	206	1,209	1,298
Net income attributable to noncontrolling interests	384	164	965	1,057
Net income available for common stockholders	$99	$42	$244	$241

Earnings per share:
Basic	$0.98	$0.44	$2.45	$2.60
Diluted	$0.97	$0.43	$2.43	$2.58

Weighted average common shares outstanding:
Basic	101,818,667	96,229,958	99,646,091	92,814,767
Diluted	102,555,482	96,989,968	100,505,075	93,671,689

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$99	$42	$244	$241
Other comprehensive income:
Cumulative translation adjustment, before income taxes	(30)	(9)	(64)	(21)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive loss, net of tax	(30)	(9)	(64)	(21)
Comprehensive income available for common stockholders	$69	$33	$180	$220

Comprehensive earnings per share:
Basic	$0.68	$0.34	$1.81	$2.37
Diluted	$0.68	$0.34	$1.79	$2.35

Weighted average common shares outstanding:
Basic	101,818,667	96,229,958	99,646,091	92,814,767
Diluted	102,555,482	96,989,968	100,505,075	93,671,689

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$384	$164	$965	$1,057
Other comprehensive income - cumulative translation adjustment	(93)	(31)	(205)	(74)
Comprehensive income attributable to noncontrolling interests	$291	$133	$760	$983

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			September 30, 2022	December 31, 2021
			(in millions)

Assets
Cash and cash equivalents			$3,184	$2,395
Cash - segregated for regulatory purposes			25,432	22,888
Securities - segregated for regulatory purposes			31,301	15,121
Securities borrowed			3,908	3,912
Securities purchased under agreements to resell			4,860	4,380
Financial instruments owned, at fair value			1,093	673
Receivables from customers, net of allowance for credit losses			40,424	54,935
Receivables from brokers, dealers and clearing organizations			3,321	3,771
Other assets			1,160	1,038
Total assets			$114,683	$109,113

Liabilities and equity

Liabilities
Short-term borrowings			$35	$27
Securities loaned			9,490	11,769
Financial instruments sold but not yet purchased, at fair value			411	182
Other payables:
Customers			92,594	85,634
Brokers, dealers and clearing organizations			380	557
Other payables			873	722
			93,847	86,913
Total liabilities			103,783	98,891

Equity
Stockholders' equity			2,677	2,395
Noncontrolling interests			8,223	7,827
Total equity			10,900	10,222
Total liabilities and equity			$114,683	$109,113

	September 30, 2022		December 31, 2021
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	102,873,607	24.5%	98,230,127	23.5%
Noncontrolling interests (IBG Holdings LLC)	316,609,102	75.5%	319,880,492	76.5%
Total IBG LLC membership interests	419,482,709	100.0%	418,110,619	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)

	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2019	302,289		26,346		17,136		345,771		1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795
2021	871,319	40%	78,276	38%	32,621	21%	982,216	39%	3,905

3Q2021	193,218		18,106		8,228		219,552		3,431
3Q2022	170,240	(12%)	16,181	(11%)	7,953	(3%)	194,374	(11%)	3,037

2Q2022	186,791		18,274		8,327		213,392		3,442
3Q2022	170,240	(9%)	16,181	(11%)	7,953	(4%)	194,374	(9%)	3,037

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	390,739		128,770		176,752,967
2020	624,035	60%	167,078	30%	338,513,068	92%
2021	887,849	42%	154,866	(7%)	771,273,709	128%

3Q2021	214,988		36,940		172,828,874
3Q2022	215,988	0%	50,486	37%	75,776,756	(56%)

2Q2022	217,642		51,562		81,137,875
3Q2022	215,988	(1%)	50,486	(2%)	75,776,756	(7%)
ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	349,287		126,363		167,826,490
2020	584,195	67%	164,555	30%	331,263,604	97%
2021	852,169	46%	152,787	(7%)	766,211,726	131%

3Q2021	205,797		36,473		172,082,316
3Q2022	208,145	1%	49,725	36%	74,944,418	(56%)

2Q2022	209,124		50,707		80,079,410
3Q2022	208,145	(0%)	49,725	(2%)	74,944,418	(6%)
CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	302,068		125,225		163,030,500
2020	518,965	72%	163,101	30%	320,376,365	97%
2021	773,284	49%	151,715	(7%)	752,720,070	135%

3Q2021	186,656		36,245		169,002,045
3Q2022	185,166	(1%)	49,242	36%	72,394,078	(57%)

2Q2022	188,617		50,313		77,283,249
3Q2022	185,166	(2%)	49,242	(2%)	72,394,078	(6%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2019	41,452		2,407		8,926,477
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)
2021	35,680	(10%)	2,079	(18%)	5,061,983	(30%)

3Q2021	9,191		467		746,558
3Q2022	7,843	(15%)	761	63%	832,338	11%

2Q2022	8,518		855		1,058,465
3Q2022	7,843	(8%)	761	(11%)	832,338	(21%)

[1]	Includes options on futures.
CUSTOMER STATISTICS

Year over Year	3Q2022	3Q2021	% Change
Total Accounts (in thousands)	2,012	1,536	31%
Customer Equity (in billions)[1]	$287.1	$353.8	(19%)

Cleared DARTs (in thousands)	1,706	2,017	(15%)
Total Customer DARTs (in thousands)	1,920	2,263	(15%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.96	$2.46	20%
Cleared Avg. DARTs per Account (Annualized)	217	343	(37%)

Consecutive Quarters	3Q2022	2Q2022	% Change
Total Accounts (in thousands)	2,012	1,923	5%
Customer Equity (in billions)[1]	$287.1	$294.8	(3%)

Cleared DARTs (in thousands)	1,706	1,927	(11%)
Total Customer DARTs (in thousands)	1,920	2,173	(12%)

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.96	$2.74	8%
Cleared Avg. DARTs per Account (Annualized)	217	259	(16%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in millions)
Average interest-earning assets
Segregated cash and securities	$55,453	$37,239	$49,749	$41,212
Customer margin loans	42,425	46,636	44,777	43,611
Securities borrowed	4,235	3,567	3,826	3,836
Other interest-earning assets	9,103	7,426	8,932	6,751
FDIC sweeps[1]	2,173	2,707	2,189	2,758
	$113,389	$97,575	$109,473	$98,168

Average interest-bearing liabilities
Customer credit balances	$92,846	$78,625	$89,096	$78,063
Securities loaned	9,622	10,489	10,437	10,891
Other interest-bearing liabilities	1	-	5	145
	$102,469	$89,114	$99,537	$89,099

Net interest income
Segregated cash and securities, net	$228	$(4)	$288	$(4)
Customer margin loans[2]	317	141	663	386
Securities borrowed and loaned, net	114	123	340	434
Customer credit balances, net[2]	(248)	8	(276)	25
Other net interest income1/3	65	9	95	25
Net interest income[3]	$476	$277	$1,110	$866

Net interest margin ("NIM")	1.67%	1.13%	1.36%	1.18%

Annualized yields
Segregated cash and securities	1.63%	-0.04%	0.77%	-0.01%
Customer margin loans	2.96%	1.20%	1.98%	1.18%
Customer credit balances	1.06%	-0.04%	0.41%	-0.04%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and nine months ended September 30, 2022 and 2021, $3 million, $2 million, $7 million, and $14 million were reported in other fees and services, respectively. For the three and nine months ended September 30, 2022 and 2021, $1 million, $0 million, $1 million, and -$1 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$790	$464	$2,091	$2,111

Non-GAAP adjustments
Currency diversification strategy, net	40	3	111	14
Mark-to-market on investments[2]	17	184	54	(28)
Remeasurement of TRA liability[3]	-	(1)	0	(1)
Total non-GAAP adjustments	57	186	165	(15)
Adjusted net revenues	$847	$650	$2,256	$2,096

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$523	$234	$1,309	$1,414

Non-GAAP adjustments
Currency diversification strategy, net	40	3	111	14
Mark-to-market on investments[2]	17	184	54	(28)
Remeasurement of TRA liability[3]	-	(1)	-	(1)
Total non-GAAP adjustments	57	186	165	(15)
Adjusted income before income taxes	$580	$420	$1,474	$1,399

Adjusted pre-tax profit margin	68%	65%	65%	67%

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$99	$42	$244	$241

Non-GAAP adjustments
Currency diversification strategy, net	10	1	26	3
Mark-to-market on investments[2]	4	43	13	(6)
Remeasurement of TRA liability[3]	-	(1)	-	(1)
Income tax effect of above adjustments[4]	(3)	(10)	(8)	1
Remeasurement of deferred income taxes[5]	-	1	-	1
Total non-GAAP adjustments	11	33	31	(2)
Adjusted net income available for common stockholders	$111	$75	$276	$239

Note: Amounts may not add due to rounding.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2022	2021	2022	2021
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.97	$0.43	$2.43	$2.58

Non-GAAP adjustments
Currency diversification strategy, net	0.09	0.01	0.26	0.03
Mark-to-market on investments[2]	0.04	0.44	0.13	(0.06)
Remeasurement of TRA liability[3]	0.00	(0.01)	0.00	(0.01)
Income tax effect of above adjustments[4]	(0.03)	(0.10)	(0.08)	0.01
Remeasurement of deferred income taxes[5]	0.00	0.01	0.00	0.01
Total non-GAAP adjustments	0.11	0.34	0.31	(0.02)
Adjusted diluted EPS	$1.08	$0.78	$2.74	$2.55

Diluted weighted average common shares outstanding	102,555,482	96,989,968	100,505,075	93,671,689

Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our currency diversification strategy and our net mark-to-market gains (losses) on investments.

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our currency diversification strategy and our mark-to-market gains (losses) on investments.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our currency diversification strategy and our mark-to-market on investments are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.

2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government and municipal securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and certain other investments, including equity securities taken over by the Company from customers related to losses on margin loans.

3 Remeasurement of our tax receivable agreement (“TRA”) liability represents the change in the amount payable to IBG Holdings LLC under the TRA, primarily due to changes in the Company’s effective tax rates. This is related to the remeasurement of the deferred tax assets described below. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 25, 2022.

4 The income tax effect is estimated using the corporate income tax rates applicable to the Company.
5 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC, primarily due to changes in the Company’s effective tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10 K filed with the Securities Exchange Commission (“SEC”) on February 25, 2022.